EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Kadmon Holdings, Inc.

New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S3 (No. 333-233766) and Form S8 (No.333-233770) of Kadmon Holdings, Inc. of our report dated March 5, 2020, relating to the consolidated financial statements which appear in this Form 10-K. Our report contains an explanatory paragraph regarding Kadmon Holdings, Inc.’s ability to continue as a going concern.

/s/ BDO USA, LLP

New York, New York

March 5, 2020